SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported):
August 14, 2002

AMERICAN HOMEPATIENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19532	62-1474680

(State or other jurisdiction of	(Commission File	(Employer
incorporation)	Number)	Identification Number)

5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018

(Address of principal executive offices)

(615) 221-8884

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address,
if changed since last report)

ITEM 4. Changes in Registrant’s Certifying Accountant
SIGNATURES

ITEM 4. Changes in Registrant’s Certifying Accountant

(a)	On July 5, 2002, the Company filed a current report on Form 8-K indicating that effective as of July 3, 2002, the Company’s management terminated Arthur Andersen LLP as its principal independent accountants, and that the Company was still in the process of approving new principal independent accountants.

(b)	On August 14, 2002, the Company’s Board of Directors approved the engagement of Deloitte & Touche LLP (“Deloitte”) as its principal independent accountants. As of August 26, 2002, the actual engagement of Deloitte remained subject to the approval of the United States Bankruptcy Court for the Middle District of Tennessee, Nashville Division.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN HOMEPATIENT, INC.

By:	/s/ Marilyn A. O’Hara Marilyn A. O’Hara Chief Financial Officer

Date: August 26, 2002